Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CoreCard Corporation

Norcross, GA

We hereby consent to the incorporation by reference in the registration statements Form S-8 No. 333-242084, No. 333-211304 and No. 333-265254 of our report dated February 28, 2025, relating to the consolidated financial statements of CoreCard Corporation and Subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2024.

/s/ Nichols, Cauley & Associates, LLC

Nichols, Cauley & Associates, LLC

Atlanta, Georgia

February 28, 2025